EXHIBIT 99.1

National Technical Systems, Inc.	Executive Office 24007 Ventura Boulevard Calabasas, California 91302 Tel: (818) 591-0776 Fax: (818) 591-0899

NEWS RELEASE for May 12, 2009

Contact:	National Technical Systems

Raffy Lorentzian, Sr. V.P. & C.F.O.

818-591-0776

NATIONAL TECHNICAL SYSTEMS DECLARES SPECIAL DIVIDEND

CALABASAS, CA (May 12, 2009).... On May 11, 2009, the Board of Directors of National Technical Systems, Inc. (NASDAQ:NTSC) declared a special cash dividend of $.06 per common share payable on June 12, 2009 to shareholders of record on May 28, 2009. Although the Company does not currently have a policy of issuing regular dividends or special dividends and the Board does not contemplate a change in that policy, the Board may consider special dividends from time-to-time in the future in light of then existing conditions, including earnings, cash condition and capital requirements. Notwithstanding the foregoing, no assurance is given that there will be any special dividends declared in the foreseeable future.

About National Technical Systems, Inc.

National Technical Systems, Inc. is a leading provider of engineering and evaluation services to the defense, aerospace, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.ntscorp.com or call 800-270-2516.

Forward-Looking Statements This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements including capital expenditure and working capital needs, the growth of our business and the anticipated financial results for the remainder of fiscal 2010.

The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems’ business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.